                                                                    EXHIBIT 10.3

                              EMPLOYMENT CONTRACT


     THIS EMPLOYMENT CONTRACT (hereinafter the "Contract") is entered into on this 12th day of December 1991, by and between NU SKIN TAIWAN, INC. and JOHN
     ----
CHOU (hereinafter "Manager"). Hereinafter, Nu Skin and Manager are collectively referred to as the Parties.


                                   RECITALS

     A. The primary purpose of Nu Skin Taiwan, Inc. (hereinafter "Nu Skin") is to engage in the business of providing cosmetic and personal care products for distribution in the Republic of China ("R.O.C.") to the general public by independent distributors.

     B. In order to achieve its corporate and business objectives, Nu Skin desires to hire an experienced and knowledgeable general manager, who will be Nu Skin's principal in its Taiwan Branch in Taiwan with other duties and responsibilities as set forth herein.

     C. Manager is experienced and knowledgeable concerning one or more aspects of Nu Skin's business and desires to be employed by Nu Skin for the period and purposes set forth herein.

     D. The Parties mutually desire to agree upon the terms of Manager's future employment with Nu Skin and, in addition thereto, to agree to certain benefits of said employment.



                             TERMS AND CONDITIONS

     THEREFORE, in consideration of the mutual promises, warranties and covenants herein contained, the Parties hereby agree as follows:

     1. EMPLOYMENT. Nu Skin hereby employs Manager as its General Manager in Taiwan, and Manager hereby accepts employment upon the terms and conditions hereinafter set forth.

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     2.   TERM.  Subject to the provisions as hereinafter provided, the term of this Agreement shall be as follows:

          a)  Beginning December 1, 1991 on a part-time basis;
          b) Beginning full-time employment on January 1, 1992 and ending thirty months later on June 30, 1994.

     Nu Skin has the right to extend the employment for an additional three (3) years, in one year increments, by written notice to Manager given not less than 60 days prior to the end of each term.

     3. COMPENSATION. Nu Skin will pay Manager a salary of NT$104,167.00 (NT dollars One hundred and four thousand, one hundred and sixty-seven) for the month of December 1991.

     Thereafter, Nu Skin will pay Manager an annual salary of NT$2,500,000.00 (NT dollars Two million five hundred thousand) payable in twelve equal monthly installments.

     4. DUTIES. Manager is employed by Nu Skin to function as the General Manager of Nu Skin's Taiwan Branch operations. Manager will report to the Managing Director of Nu Skin Taiwan, Inc.

     5. EXTENT OF SERVICES. During the month of December 1991, Manager shall devote one-half of his time to his duties with Nu Skin. Beginning January 1, 1992 and for the term of this Contract, Manager shall devote all of his time, attention and energies to the business as requested and as is required to accomplish its purposes as communicated by the duly authorized officers, directors and management of Nu Skin.

     6. OFFICE. Nu Skin shall provide Manager with an office, telephone, secretary, and such other equipment, etc. as is reasonably necessary for Manager to carry out his duties with Nu Skin.

     7. INSURANCE. Nu Skin will make health insurance benefits available to Manager on the same basis provided to its employees, and will pay 50% of Consultant's monthly premium. Said coverage will be effective and begin as soon as is possible under the terms and conditions permitted by the policy.

     8. COMPANY CAR. Nu Skin will provide Manager with a reasonable car allowance to be mutually agreed upon. If Manager is given the use of a company car, it shall remain the property of Nu Skin and shall be used for business purposes only.

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      9.  CONDITIONAL REIMBURSEMENT.  Manager desires to sell his business,
Universal PR & Consultant Co., Ltd., (hereinafter "UPR") in order to accept employment with Nu Skin herein described. In the event Manager sells it during the term of this Contract, and in the event he incurs a loss (as defined hereafter), Nu Skin will reimburse Manager for the amount of such loss up to US$20,000.00, upon presentment to Nu Skin of sufficient and adequate written evidence of loss. "Loss" as used herein shall be defined as that amount of Manager's equity and liabilities of UPR not recovered from the sales price.

          In the event a sale of UPR does not take place during the first year of this Contract and in the event UPR must cease operations due to losses, Nu Skin agrees to purchase useable UPR office equipment at its fair market value as determined by an appraiser of Nu Skin's choice.

     10. NO PARTICIPATION. Manager acknowledges and agrees that this Contract shall not give or extend to Manager any additional rights with respect to added contributions by Nu Skin to any deferred compensation plan, bonus pay, or fringe benefits other than those specifically set forth herein.

     11. DEATH OR DISABILITY. If Manager dies during the term of this Contract or is otherwise unable to perform services by reason of illness or incapacity, this Contract will terminate and compensation cease.

     12. ASSIGNMENT. Neither Manager nor Nu Skin may sell, assign, transfer or hypothecate any rights or interests created under this Agreement or delegate any of their duties without the prior written consent of the other, provided that Nu Skin may assign this Agreement to an affiliated company. Any such assignment or delegation of either party hereunder without such consent shall be void.

     13. DISCLOSURE OF INFORMATION. Manager shall not disclose or appropriate to his own use, or to the use of any third party, at any time during or subsequent to the term of this Contract, any secret or confidential information of Nu Skin or any of Nu Skin's affiliates or subsidiaries of which Manager becomes informed during such period, whether or not developed by Manager, including, but not limited to, information pertaining to customer lists, services, methods, processes, know how, good will and operating procedures, etc. except as required in connection with Manager's performance of this Contract or as required by a governmental authority.

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     Upon termination of this Contract, Manager shall promptly deliver to Nu
Skin all manuals, letters, notes, notebooks, reports and all other materials (written or electronic, whether originals or copies) of a secret or confidential nature or under the control of Manager. Nu Skin shall have the right to obtain (and Manager agrees to stipulate to) injunctive relief for violation of the terms of this section; the terms of this section shall survive the term of this Contract.

     14. INVENTIONS, DISCOVERIES. Manager shall disclose promptly to Nu Skin any and all inventions, discoveries and improvements conceived or made by Manager during the term of this Contract and related to the business or activities of Nu Skin or any of its subsidiaries or affiliates, and hereby assigns and agrees to assign all his interest therein to Nu Skin, and shall be and remain the exclusive property of Nu Skin. Whenever requested to do so by Nu Skin, Manager shall execute any and all applications, assignments or other instruments which Nu Skin shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect Nu Skin's interest therein. The obligations in this Paragraph shall be binding upon Manager's assigns, executors, administrators and other legal representatives. Nu Skin shall have the right to obtain injunctive relief for violation of the terms of this paragraph; the terms of this paragraph shall survive the term of this Contract.

     15. FURTHER ASSURANCES. The Parties agree to perform any further acts and to execute and deliver any further documents which may be necessary or appropriate to carry out the purposes of this Contract.

     16. BREACH AND DEFAULT. In the event of breach or default by Manager to any of the terms and conditions of this Contract, Nu Skin may, in its sole discretion, declare a breach and default by sending written notice of the same to Manager in accordance with the Notice provisions of this Contract. Manager will have five (5) days from the date of said notice, to cure the breach or default and bring himself into compliance with the terms and conditions of this Contract. If Manager cannot or does not cure the breach or default within the required time period, Nu Skin may, in its sole discretion, terminate this Contract, in whole or in part, by another notice to Manager, effective upon receipt if personally delivered or upon deposit with the United States mail. In the event of such termination, Manager forever waives and forfeits his right to claim or receive any further compensation or disbursements, and his release of Nu Skin shall be conclusive, consummated, perfected and complete.

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     17.  NOTICES.  Any notice required or permitted to be given under this
Contract shall be sufficient if in writing and if sent by personal delivery or by certified mail, return receipt requested, to the party to whom notice should be given at the address set forth below or any address subsequently provided in writing by the Parties:

     Nu Skin:    145 East Center
                 Provo, Utah 84606


     Manager:    2 F. No. 28 LANE
                 --------------------

                 MINTEH RD SHIN-TIEN CITY TAIPEI
                 -------------------

     Notice shall be deemed effective upon receipt, if made by personal delivery, or upon deposit in United States mail with the required postage.

     18. SEVERABILITY. If any provision of this Contract is held to be unenforceable, invalid or illegal by any court of competent jurisdiction, such unenforceable, invalid or illegal provisions shall not affect the remainder of this Contract.

     19. WAIVER. Failure of either party hereto to insist upon strict compliance with any of the terms, covenants and conditions hereof shall not be deemed a waiver or relinquishment of any similar right or power hereunder at any subsequent time or of any other provision hereof.

     20. SUBJECT HEADINGS. The subject headings of the paragraphs of this Contract are included solely wazzu for purposes of convenience and reference only, and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Contract.

     21. APPLICABLE LAW, JURISDICTION AND VENUE. The validity of this Contract and the interpretation and performance of all of its terms shall be governed by the substantive laws of the State of Utah. Jurisdiction and venue shall exist in Utah County, State of Utah.

     22. ARBITRATION. Any dispute or controversy between the Parties arising out of or relating to this Contract or its subject matter, including without limitation, a dispute or controversy relating to the construction of any provision or the validity or enforceability of any term or condition (including this paragraph) or of the entire Contract (including this provision) is void or voidable, shall be submitted to arbitration before a single arbitrator in accordance with the Commercial Rules of Arbitration of the American Arbitration Association in Utah County, State of Utah. Each party shall bear its own costs in any such proceeding.

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The decision of the arbitrator shall be final and binding upon the Parties and may be enforced in any court of competent jurisdiction. To the fullest extent permitted by law, the Parties irrevocably submit to the jurisdiction of such forum and waive any objection they may have to either the jurisdiction or of such forum.

     23. ATTORNEYS' FEES. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Contract, or because of an alleged dispute, breach or default in connection with any of the provisions of this Contract, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees incurred in this action or proceeding in addition to any other relief to which he or it may be entitled.

     24. NO INDUCEMENTS. Each of the parties hereto acknowledges that no party has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce him or it to execute this Agreement, and acknowledges that he or it has not executed this instrument in reliance on any such promise, representation or warranty not contained herein. Each of the parties acknowledges that he or it has been or has had the opportunity to be represented by legal counsel of his or its choice throughout all negotiations which preceded the execution of this Agreement and has executed said Agreement with the consent and advice (or the opportunity to obtain) of such legal counsel.

     25. FACSIMILE TRANSMISSIONS. Facsimile (fax) transmissions shall be considered to be original documents for all purposes of this Contract, including the execution of the Contract itself. Fax transmissions shall suffice for all notices, transmissions and communications under and pursuant to this Contract, unless expressly otherwise provided for herein.

     26. COUNTERPARTS. The Parties may execute this Contract in counterparts, which shall, in the aggregate, be signed by all Parties. Each counterpart shall be deemed an original instrument as against any party who has signed it.

     27. GOVERNING LANGUAGE. The governing language of this Contract is the English language. Where any interpretation of any provision or term is required, the English version of this Contract shall govern any such interpretation.

     28. ENTIRE AGREEMENT. This instrument contains the entire agreement of the Parties and supersedes any prior or contemporaneous statements, negotiations or agreement of the Parties. It may not be changed orally but only in writing signed by the Party against whom enforcement of any waiver, charge, modification, extension or discharge is sought.

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     29.  AUTHORITY.  Any person signing this Contract in a representative capacity hereby represents and warrants to the Parties that such person has full power and authority to sign this Contract and to effect the actions required hereunder on behalf of the entity he or she represents or acts on behalf of.

     IN WITNESS WHEREOF, Nu Skin has caused this Contract to be signed by its corporate officer thereunto duly authorized, and the Manager has signed this Contract, all as of the date first above written.

                                   NU SKIN TAIWAN, INC.



                                   By: [SIGNATURE ILLEGIBLE]
                                      --------------------------------

                                   Its: Vice President
                                       -------------------------------

                                   Date: December 13, 1991
                                        ------------------------------



                                   MANAGER



                                   /s/ John Chou
                                   -----------------------------------
                                   JOHN CHOU

                                   Date: Dec 12, 1991
                                        ------------------------------

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                             NU SKIN TAIWAN, INC.
                      Facsimile Transmission Cover Letter

PERSONAL & CONFIDENTIAL:
     The information contained in this FAX is confidential and privileged. This FAX is intended only for the person named below. If the reader of this TRANSMISSION LETTER is not the intended recipient or a representative of the intended recipient, you are hereby notified that any review, dissemination or copying of this FAX or the information contained herein is prohibited. Thank you.

TO:       Corey Lindley                                FAX #: (81) (3) 3243-9276
          ------------------------                            ------------------

COMPANY:  NU SKIN JAPAN, INC.                          TEL #:               9236
          ------------------------                            ------------------

CC:       ----------------------------------------------------------------------

FROM:     John Chou                                    FAX #: (886)  2-707-5999
          ----------------------------                 TEL #: (886)  2-701-9900

DATE:     February 25, 1993
          ----------------------------

====================================MESSAGE====================================


RE: My Personal Employment and Salary Adjustment

1. As per our telephone conversation, I seriously considered and agreed your suggestion for the transfer of my employment with Nu Skin as an ordinary staff in NST instead of being on the contractual basis. I propose my employment with NST effective on Jan. 1, 1993.

2. For your information, the salary adjustment for NST staff was 9% cross company, however it will be differentiated by the personal performance. Those who are below average get 3 to 6 %, the average ones get 7 to 11% while the excellent ones get 12 to 15%.

3. My current monthly salary is NT$208,333 for a 13 months package. The extra one month pay as approved by you on December 24, 1992 through the phone.

          Therefore please also put into consideration of my salary adjustment for 1993 as an ordinary employee in NST.

Your approval on my new personal employment and salary scale will be highly appreciated.

JC/rc
================================================================================
Total Number of Pages    1      including this cover page. If all of this fax
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transmission is not received, please call the number listed.